UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2005

Fairchild Semiconductor International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15181	043363001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

82 Running Hill Road, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	207-775-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.02. Termination of a Material Definitive Agreement.

On February 13, 2005, Fairchild Semiconductor Corporation (the "Company") completed the redemption of all its outstanding 10 1/2% Senior Subordinated Notes due 2009 (the "Notes"), as previously announced by the Company on January 12, 2005. Consequently, on February 13, 2005, the Company terminated, cancelled and discharged all of its obligations under the Notes and under the Indenture dated as of January 31, 2001 (as supplemented and amended from time to time), by and among the Company, Fairchild Semiconductor International, Inc., Fairchild Semiconductor Corporation of California, QT Optoelectronics, Inc., QT Optoelectronics, Kota Microcircuits, Inc. and The Bank of New York (as successor trustee to United States Trust Company of New York), as Trustee, which governed the Notes.

In addition to the payment of $350,000,000 in principal amount of the Notes, the Company paid an additional $19,600,000, including $18,375,000 for an early redemption premium of 5.25% of the principal amount outstanding, and $1,225,000 for accrued and unpaid interest through the date of redemption.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

February 17, 2005	By:	Paul D. Delva

Name: Paul D. Delva
Title: Vice President and General Counsel